Baltic International USA, Inc.
           6002 Rogerdale Road, Suite 500, Houston, Texas  77072


                               NEWS RELEASE

Contact:
     Baltic International USA, Inc.
     David A. Grossman, Chief Executive Officer
       and Chief Financial Officer
     Telephone:  (713) 961-9299
     Facsimile:  (713) 482-0099
     Email:  dgrossman@baltic-intl.com


FOR IMMEDIATE RELEASE

                     Baltic Announces Registration Filed for
                          Spin-Off of Subsidiary to
                            Form New Public Company


HOUSTON, Texas, October 13, 2010 -- Baltic International USA, Inc. (Pink
Sheets: BISA) announced today that its subsidiary, Quality Resource Technologies, Inc. ("QRT") filed a registration on Form 10 with the Securities and Exchange Commission to register the shares issued by Baltic in connection with the spin-off of QRT. Baltic's shareholders of record on October 4, 2010 (the "Record Date") will receive about 79% of the 1,500,000 shares of QRT's common stock owned by Baltic. Baltic shareholders will be issued one share of QRT common stock for each 20 shares of Baltic common stock owned on the Record Date, four shares of QRT common stock for each share of Baltic Series A preferred stock owned on the Record Date, and 10,000 shares of QRT common stock for each share of Baltic Series B preferred stock owned on the Record Date.

The Company's transfer agent, Pacific Stock Transfer Co., of Las Vegas, Nevada, has informed the Company that it expects that the QRT shares will be distributed to Baltic's shareholders in October 2010. Once the registration statement is declared effective by the Securities and Exchange Commission, Baltic's shareholders will have registered, free-trading shares. QRT will then be a separate publicly-traded company.

See the QRT registration statement at
http://sec.gov/Archives/edgar/data/1502943/000143209310000696/0001432093-
10-000696-index.htm and the information statement for Baltic's shareholders at http://www.baltic-intl.com/InfoStmt.pdf.


About Baltic International USA, Inc.

Baltic International USA, Inc. (www.baltic-intl.com) is a Texas corporation that has provided capital, management, and technical services to start-up and established private companies. In most instances, we are directly involved in management and in all instances assist in allocation of capital either directly from us or through the investment of third parties.


This document may contain forward-looking information. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate.